Exhibit 10.14

AvidXchange Holdings, Inc.

2021 Long-Term Incentive Plan

Plan Document

Adopted by the Board of Directors: September 15, 2021

Approved by the Stockholders: September 30, 2021

1.	General.

(a)    Purpose. AvidXchange Holdings, Inc. hereby establishes this AvidXchange Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”). This Plan is intended (i) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (ii) to incentivize Employees, Directors, and Consultants with long-term equity-based compensation to align their interests with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business.

(b)    Eligible Award Recipients. Employees, Consultants, and Directors (together, “Eligible Persons”) may receive Awards, subject to the terms of this Plan.

(c)    Definitions. Capitalized terms in this Plan are defined in Section 24.

(d)    Stockholder Approval. The Plan is subject to approval by the stockholders of the Company within twelve (12) months after the date on which the Plan is adopted by the Board and such approval shall be obtained by a majority of votes cast at a duly held meeting of the Company’s stockholders or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law.

(e)    Effect on Other Plans, Awards, and Arrangements. No payment pursuant to this Plan shall be taken into account in determining any benefits under any Company or any Affiliate benefit plan, except to the extent otherwise expressly provided in writing in such other plan.

2.	Types of Awards. The Company may grant the following types of Awards under this Plan:

Options	Section 5
Share Appreciation Rights (“SARs”)	Section 6
Restricted Shares, Restricted Share Units (“RSUs”), and Unrestricted Shares	Section 7
Deferred Share Units (“DSUs”)	Section 8
Dividend Equivalent Rights	Section 9

3.	Shares Available for Awards.

(a)    Share Reserve. The number of Shares that may be issued under this Plan, subject to Section 12 below, will not exceed the sum of 4,505,755 new Shares, plus a number of Shares equal to the number of Returning Shares, if any, as such Shares become available from time to time. In addition, the number of Shares issuable pursuant to the Plan will automatically increase on January 1st of each year for a period of up to ten years, commencing on the first January 1 following the year in which the IPO Date occurs and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 5% of the total number of Shares outstanding on December 31st of the preceding calendar year, or (ii) 4,505,755 Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. The Shares issuable pursuant to Awards shall be authorized but unissued or reacquired Shares, including Shares that the Company repurchased on the open market or otherwise, or that the Company otherwise holds in treasury or trust.

(b)    Replenishment; Counting of Shares. Any Shares reserved for a given Award will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary (e.g., due to the Award’s forfeiture, cancellation, or expiration, or pursuant to an Award providing for settlement solely in cash rather than in Shares). Furthermore, (i) Shares withheld in connection with any exercise price or Withholding Taxes relating to an Award shall not constitute shares delivered to the Participant and shall again be available for issuance pursuant to Awards granted under the Plan, (ii) Shares tendered by a Participant in satisfaction of Withholding Taxes or payment of exercise price, and (iii) Shares reacquired by the Company in exchange for a payment no greater than the initial purchase price in connection with a repurchase due to a failure satisfy vesting conditions shall be available for future Awards under the Plan.

(c)    ISO Share Reserve. The number of Shares that are available for ISO Awards shall not exceed 4,505,755 Shares (as adjusted under Section 12, and to the full extent allowable under Treasury Regulations Section 1.422-2(b)(3)(iii) as in effect on the IPO Date).

4.	Eligibility.

(a)    General Rule. The Committee shall determine which Eligible Persons may receive Awards. Each Award shall be evidenced by an Award Agreement that: sets forth the Grant Date and all other terms and conditions of the Award and (unless waived by the Committee) is signed by the Eligible Person in acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)    Consultants. A Consultant is eligible for an Award only if, at grant, the Consultant is a person to whom the issuance of Shares may be registered on Form S-8 promulgated under the Securities Act.

(c)    Service to Parent Companies. Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as defined in Rule 405 promulgated under the Securities Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Code Section 409A (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Awards are otherwise exempt from, or alternatively comply with, Code Section 409A, or that the “service recipient stock” requirements thereunder otherwise do not apply.

(d)    Replacement Awards. Subject to Applicable Law (including any stockholder approval requirements), in the Committee’s sole discretion and upon terms it deems appropriate, the Committee may grant an Award to a Participant on the condition that the Participant consent to surrender for cancellation Awards received under this Plan or otherwise.

5.	Stock Options.

(a)    Grants. For U.S. Taxpayers, Options may be granted only if the Eligible Person is providing services to the Company or any of its subsidiaries such as to qualify the Company as an eligible issuer of “service recipient share” within the meaning of Code Section 409A, unless the Award is an ISO. Subject to the special rules for ISOs set forth in Section 5(b) below, the Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth the type of Option (ISO or Non-ISO) and terms and conditions for exercisability, vesting, and other requirements consistent with this Plan, as the Committee deems appropriate, and that may differ for any reason between Eligible Persons, provided in all instances that, with respect to Options granted to U.S. Taxpayers:

(i)

the exercise price of each Option shall be at least 100% of the Fair Market Value of the underlying Shares on the Grant Date (except the exercise price may be lower than 100% of such Fair Market Value if the Award is designated as a “Section 409A Award” and has a fixed exercise date or is otherwise designed to comply with Code Section 409A); and

(ii)	no Option can be exercised beyond ten (10) years after its Grant Date (or any such shorter period specified in the Award Agreement).

(b)    Special ISO Provisions. ISOs may not be granted more than ten (10) years after Board approval of this Plan and may not be exercised beyond 10 years after the Grant Date (or any such shorter period specified in the Award Agreement). The following provisions control any ISO grants.

(i)

Eligibility. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Code Section 424.

(ii)

Documentation. Each Option intended to be an ISO must be specifically designated as an ISO in the Award Agreement; provided that any Option designated as an ISO will be a Non-ISO to the extent the Option does not meet the requirements of Code Section 422 or the provisions of this Section 5(b). In the case of an ISO, the Committee shall determine on the Grant Date the acceptable methods of paying the exercise price for Shares, and it shall be included in the Award Agreement.

(iii)

$100,000 Limit. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or other limit established in the Code), the excess Options or portions thereof shall be treated as Non-ISOs (starting with the most recently granted Options), notwithstanding anything to the contrary in an Award Agreement. If the limitations of Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(iv)

Grants to Ten Percent Holders. An ISO may be granted to an Employee who is a Ten Percent Holder on the Grant Date only if (A) the term of the ISO is no more than five years from the Grant Date, and (B) the exercise price is at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. If the limitations in Code Section 422 are amended, the limitations of this subsection automatically shall be adjusted accordingly.

(v)

Substitution of Options. If the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all outstanding capital stock or assets of another corporation, or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Code Section, substitute ISOs for ISOs previously granted under the plan of the acquired company or its affiliate, provided (A) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before the substitution, and (B) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi)

Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, a Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired pursuant to an exercise of the ISO, if such disposition occurs within either (A) two years of the Grant Date, or (B) one year after the applicable exercise date of such ISO. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any Applicable Laws.

(c)    Method of Exercise. Unless otherwise provided in an Award Agreement, each Option may be exercised in whole or in part (provided that the Company shall not be required to issue fractional shares) before it expires, but only pursuant to the applicable Award Agreement, and not during any exercise blackout periods the Committee implements from time to time in its sole discretion. Exercise shall occur by delivery of both (x) written or electronic notice of exercise to the secretary of the Company, and (y) payment of the full exercise price for the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)

other Shares that (A) are owned by the Participant, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) at the time of the surrender are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions on the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to the Participant), and (D) are duly endorsed for transfer to the Company; provided that doing so would not violate the provisions of any Applicable Law or agreement restricting the redemption of the Company’s Shares;

(iii)

a net exercise by surrendering to the Company Shares otherwise receivable on exercise of the Option (e.g., the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price); provided that the Company consents at the time of exercise, the Option is a Non-ISO, the Participant pays any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment, and Shares will no longer be outstanding under the Option and will not be exercisable thereafter if those Shares (A) are used to pay the exercise price pursuant to the “net exercise,” (B) are delivered to the Participant as a result of such exercise, or (C), if so permitted by the Company, are withheld to satisfy the Participant’s Withholding Taxes;

(iv)

a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to the Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable Withholding Taxes, and (B) to the Company to deliver the certificates for the purchased Shares directly to the broker or dealer in order to complete the sale;

(v)	any combination of the foregoing methods of payment; or

(vi)	any other form of legal consideration acceptable to the Committee in its sole discretion.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option and an Option will not be deemed exercised until the Company has received sufficient funds or value to cover the full exercise price due and all applicable Withholding Taxes.

(d)    Termination of Continuous Service. The Committee may set forth in the applicable Award Agreement the terms and conditions by which an Option is exercisable, if at all, after the date of a Participant’s termination of Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option on the date of a Participant’s termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option within the time specified in the Award Agreement or below (as applicable), the Option shall terminate, unless the Award Agreement provides otherwise. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting or extended exercisability of a Participant’s Options after termination of the Participant’s Continuous Service, such Options shall remain outstanding, until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred; provided that for Options held by U.S. Taxpayers the foregoing shall not cause an Option to be exercisable after the 10-year anniversary of its Grant Date or the date such Option otherwise would have terminated had the Participant remained in Continuous Service.

Subject to the preceding paragraph and Section 5(h) and to the extent an Award Agreement does not otherwise specify the terms and conditions upon which an Option shall terminate when a Participant terminates Continuous Service, the following provisions apply:

Reason for Terminating Continuous Service	Option Termination Date
(I) For Cause.	All Options, whether or not vested, shall immediately expire effective on the date of termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) The Participant dies or becomes Disabled during Continuous Service (in either case unless Reason I applies).	All unvested Options shall immediately effective as of the date of termination of the Participant’s Continuous Service, and all vested and unexercised Options shall expire 12 months after such termination.

(III) Any other reason.	All unvested Options shall immediately expire effective on the date of termination of the Participant’s Continuous Service. All vested and unexercised Options, shall expire three (3) months after the date of termination of the Participant’s Continuous Service.

(e)    Blackout Periods. If there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits buying or selling Shares during any part of the ten (10) day period before an Option expires due to a Participant’s termination of Continuous Service, the Option exercise period shall be extended until ten (10) days after the end of the blackout period. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no Option can be exercised beyond the date its original term expires as set forth in the Award Agreement or the date on which the Option otherwise would become unexercisable absent termination of Continuous Service.

(f)    Company Cancellation Right. Subject to Applicable Law, if the Fair Market Value for Shares subject to any Option is more than 33% below their exercise price for more than 90 consecutive business days, the Committee unilaterally may declare the Option terminated, effective on the date the Committee provides written notice to the Option holder. The Committee may take such action with respect to any or all Options granted under the Plan or with respect to any individual Option holder or class(es) of Option holders.

(g)    Exchange Program. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash, Shares or other Company equity, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(h)    Non-Exempt Employees. An Option granted to an Employee who is non-exempt for purposes of the Fair Labor Standards Act of 1938, as amended, will not be first exercisable for any Shares until at least six months after the Grant Date of the Option (although the Award may vest prior to such date). Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, the vested portion of any Option may be exercised earlier than six months after the Grant Date: (i) if the non-exempt Employee dies or becomes Disabled, (ii) upon a corporate transaction in which the Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as may be defined in the Participant’s Award Agreement or other agreement with the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay and shall be interpreted consistent with that intention. Notwithstanding Section 5(d), to the extent necessary to accomplish the foregoing, a vested Option will not terminate until six months after the Grant Date.

6.	SARs.

(a)    Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions awarding appreciation-only rights relating to Shares; provided that the Award Agreement for each SAR shall set forth terms and conditions that are consistent with those for an Option, other than that settlement of the SAR shall occur pursuant to Section 6(b) below.

(b)    Settlement. Subject to this Plan, a SAR shall entitle the Participant on exercise to receive Shares with a Fair Market Value on the date of exercise equal to the product of the (i) number of Shares as to which the SAR is being exercised, and (ii) the excess of (A) the Fair Market Value, on such date, of a Share covered by the exercised SAR, over (B) the exercise price designated in the SAR Award Agreement. Notwithstanding the foregoing, a SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon exercise, and may provide for settlement in cash, in Shares, or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c)    Other Rules. The rules of Sections 5(d), 5(e), 5(f), 5(g) and 5(h) shall apply to SARs as if the Award was an Option.

7.	Restricted Shares, RSUs, and Unrestricted Shares.

(a)    Grant. The Committee may grant Restricted Shares, RSUs, or Unrestricted Shares to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions consistent with this Plan. As to each Restricted Share or RSU Award, the Committee shall establish the number of Shares deliverable or subject to the Award (which may be determined by a written formula), and the period(s) of time at the end of which all or some restrictions specified in an Award Agreement shall lapse, and the Participant shall receive vested Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award.    Such conditions may include restrictions concerning voting rights and transferability, and may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service; individual, group, or divisional performance criteria; or Company performance; or other criteria selection by the Committee. Subject to applicable law, the Committee may grant Restricted Share and RSU Awards with or without the requirement for payment of cash or other consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that otherwise would be paid.

(b)    Vesting and Forfeiture. In an Award Agreement granting Restricted Shares or RSUs, the Committee shall set forth the terms and conditions that establish a “substantial risk of forfeiture” under Code Section 83, and when the Participant’s interest in the Restricted Shares or Shares subject to RSUs become vested and non-forfeitable. Except as set forth in the Award Agreement or as the Committee otherwise determines, the Participant shall forfeit his or her non-vested Restricted Shares and RSUs upon terminating his or her Continuous Service for any reason; provided that if the Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return to the Participant the lower of (i) the Fair Market Value of the Shares on the date of forfeiture or (ii) the Participant’s original purchase price, to the extent set forth in an Award Agreement or required by Applicable Laws. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting of

Restricted Shares and RSUs after termination of a Participant’s Continuous Service, such Awards shall not terminate at the time they otherwise would terminate but instead shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and will terminate at such time if the contingency has not then occurred.

(c)    Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates or, if not certificated, other indicia representing Restricted Shares, and subject to Section 9, any dividends, distributions, or other payments paid in any form in respect of Restricted Shares until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare all or some of the Participant’s Restricted Shares forfeited.

(d)    Section 83(b) Elections. A Participant may make an election under Code Section 83(b) with respect to Restricted Shares.

(e)    Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement and subject to and in accordance with Section 8 below, a Participant who is a Director or a member of a select group of management or highly compensated Employees (within the meaning of ERISA) may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant both more than 12 months after the date of the Participant’s deferral election and upon the vesting of an RSU Award. If the Participant makes this election, the Company shall credit the Shares subject to the election, and any associated Shares attributable to Dividend Equivalent Rights attached to the Award, to a DSU account established pursuant to Section 8 below on the date such Shares would otherwise have been delivered to the Participant pursuant to this Section.

(f)    Issuance of Shares upon Vesting. As soon as practicable after a Participant’s Restricted Shares vest (or the right to receive Shares underlying RSUs vests) and unless a deferral under Section 7(e) has been validly elected, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise and subject to Section 10 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof. Subject to any deferral election, if there is a blackout period (whether under the Company’s insider trading policy, Applicable Law, or a Committee-imposed blackout period) that prohibits a Participant from buying or selling Shares, the settlement of RSUs held by such Participant shall be automatically deferred to the first to occur of (i) the first trading day after the expiration of the blackout period or (ii) March 15 of the year following the year when vesting occurs.

8.	DSUs.

(a)    Elections to Defer. The Committee may make DSU awards to Eligible Persons pursuant to Award Agreements (regardless of whether or not there is a deferral of the Eligible Person’s compensation), and may permit select Eligible Persons who are Directors or members of a select group of management or highly compensated Employees (within the meaning of ERISA) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect. For any Participant who is a U.S. Taxpayer, the Committee shall only authorize deferral elections under this Section 8(a) (i) pursuant to written procedures, and using written Election Forms, that satisfy the requirements of Code Section 409A, and (ii) only by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of ERISA).

(b)    Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c)    Issuances of Shares. Unless an Award Agreement expressly provides otherwise, the Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to –

(i)

the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii)

the Company’s acceptance of the Participant’s distribution election form executed at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (A) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (B) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)    Emergency Withdrawals. In the event that a Participant suffers an unforeseeable emergency within the contemplation of this Section 8(d), the Participant may apply to the Committee for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, may require independent verification of the emergency, and may determine whether or not to provide the Participant with cash or Shares. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value on the date of the distribution equal to any cash paid to the Participant pursuant to this Section 8(d). For all DSUs granted to Participants who are U.S. Taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Code Section 409A.

(e)    Termination of Service. For purposes of this Section 8, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). Unless otherwise determined by the Committee, a Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

9.	Dividend Equivalent Rights.

(a)    The Committee may grant Dividend Equivalent Rights to any Eligible Person, and may do either pursuant to an Award Agreement that is independent of any other Award, or through a provision in another Award (other than an Option or SAR) that Dividend Equivalent Rights attach to the Shares underlying the Award. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Share Award, RSU or DSU.

(b)    Cash Dividends Only. Each Dividend Equivalent Right shall represent the right to receive, with respect to each Share or Restricted Share subject to such right, any cash dividends declared on a Share as of all dividend payment dates during the term of the Dividend Equivalent Right (as determined by the Committee). Unless otherwise determined by the Committee, a Dividend Equivalent Right shall expire upon termination of the Participant’s Continuous Service, provided that a Dividend Equivalent Right that is granted as part of another Award shall have a term and an expiration date that coincide with those of the related Award. Section 13(a) below shall alone determine the adjustment to Award terms in the event of dividends payable in Shares during the term of the Award.

(c)    Settlement. Unless otherwise provided in an Award Agreement, Dividend Equivalent Rights shall be paid out (i) on the record date for the underlying dividends if the Award occurs on a stand-alone basis, and (ii) on the vesting or later settlement date (or other date specified in the Award Agreement) for another Award if the Dividend Equivalent Right is granted as part of it. Payment of all amounts determined in accordance with this Section shall be in Shares, with cash paid in lieu of fractional Shares, provided that the Committee may instead provide in an Award Agreement for cash settlement of all or part of the Dividend Equivalent Rights. For Dividend Equivalent Rights settled in Shares, the total number of Shares credited to the Participant as Dividend Equivalent Rights shall count against the Share limits set forth in Section 3 above.

(d)    Other Terms. The Committee may impose such other terms and conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Award Agreement. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Awards. The Committee may also authorize, for any Participant or group of Participants, a separate written program under which the payments with respect to Dividend Equivalent Rights may be deferred pursuant to the terms and conditions determined under Section 8 above.

10.	Taxes; Withholding; Code Section 409A.

(a)    General Rule. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor the Committee, nor any Affiliate, nor any of their employees, directors, or agents shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold any Participant harmless from any such consequences.

(b)    Withholding. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all Withholding Taxes. Except as otherwise provided under the Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award (and thereafter at the time any additional such tax may be due), the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of, any such Withholding Taxes (which normally will not apply to non-Employees). Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole discretion, withhold a sufficient number of Shares that are otherwise issuable to the Participant pursuant to the Award (and/or cash that is otherwise payable to the Participant) in order to satisfy all or part of Withholding Taxes.

(c)    U.S. Code Section 409A.    To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted so that Awards comply with, or are exempt from the application of Code Section 409A in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures or cancelling all or some Awards with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt an Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any tax or other penalties under Code Section 409A.

(d)     Unfunded Tax Status. This Plan is an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing in this Plan or any Award Agreement shall give the Person any rights greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the Company’s general assets for the collection of benefits as they come due. Neither the Participant nor his or her duly-authorized transferee or Beneficiaries shall have any claim against or rights in any specific assets, Shares, other equity securities, or other funds of the Company.

11.	Non-Transferability of Awards.

(a)    General. Except as set forth in this Section, or as otherwise approved by the Committee and subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, by the duly-authorized legal representative of a holder who is Disabled, or by a transferee permitted by this Section.

(b)    Limited Transferability Rights. Subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, the Committee may in its discretion provide in an Award Agreement that Awards in the form of a Non-ISO, Share-settled SAR, or Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s Immediate Family, (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, (iii) even in the case of an ISO, pursuant to a domestic relations order (provided, however, that if an Option is an ISO, such Option may be deemed a non-ISO as a result of such transfer), or (iv) by gift to charitable institutions. Any permissible transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan.

(c)    Death. In the event of the death of a Participant, any outstanding vested Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state or country in which the Participant was domiciled at the time of his or her death).

12.	Change in Capital Structure; Change in Control

(a)    Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan but as to which no Awards have yet been granted or that have been returned to this Plan upon cancellation, forfeiture, or expiration of an Award, or any other Plan limits, as well as the exercise price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards, or as an alternative to an adjustment, such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may, if substitute consideration is provided, require in connection therewith the surrender of all Awards so substituted. In any case, such substitution of consideration shall not require the consent of any Participant.

(b)    Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)    Change in Control. In the event of a Change in Control but subject to the terms of any Award Agreements or employment-related agreements between the Company or any Affiliates and any Participant, each outstanding Award may be assumed or a substantially equivalent award may be substituted by the surviving or successor company or a parent or subsidiary of such successor company (in each case, the “Successor Company”) upon consummation of the transaction. Notwithstanding the foregoing, instead of having outstanding Awards be assumed or substituted with equivalent awards by the Successor Company, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any or all Participant(s), take one or more of the following actions:

(i)

accelerate the vesting of Awards so that some or all Awards shall vest (and, to the extent applicable, become exercisable) as to some or all of the Shares that otherwise would have been unvested and/or provide that repurchase rights of the Company, if any, with respect to Shares issued pursuant to an Award shall lapse;

(ii)

arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of all or some outstanding Awards (based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee; provided that the Committee shall have full discretion to unilaterally cancel (A) either all Awards or only select Awards (such as only those that have vested on or before the Change in Control), and (B) any Options or SARs whose exercise price is equal to or greater than the Fair Market Value of the Shares, as of the date of the Change in Control, with such cancellation being without the payment of any consideration whatsoever to those Participants whose Options and SARs are being cancelled;

(iii)	terminate all or some Awards upon the consummation of the transaction without payment of any consideration, subject to the notice requirements of Section 22; or

(iv)	make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

13.	Termination, Rescission, and Recapture of Awards.

(a)    Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in an Award Agreement, the Committee may terminate any outstanding Awards (“Termination”), rescind any exercise, payment or delivery pursuant to an Award (“Rescission”), or recapture any Shares or proceeds from the Participant’s sale of Shares issued pursuant to an Award (“Recapture”), if the Participant does not comply with the conditions of subsections 13(b), 13(c), and 13(e) (collectively, the “Conditions”).

(b)    A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company or one of its Affiliates (or policy applicable to the Participant), including but not limited to those with regard to proprietary or confidential information or intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, and confidential business and personnel information) (each a “Confidentiality Agreement”), and a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property as “work made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101) (provided that the foregoing provision shall not apply to the extent it may deem a non-employee Participant to be an employee of the Company or a Company Affiliate for purposes of workers compensation or unemployment insurance), and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country. In addition, if any original works of authorship which is made by a Participant within the scope of his or her service and which is protectable by copyright is not considered “work made for hire”, then the Participant shall take all reasonable steps necessary to assign all of the Participant’s right, title, and interest in and to such work of authorship to the Company. Notwithstanding the Participant’s confidentiality obligations set forth in this Plan or any Confidentiality Agreements, the Participant understands that, pursuant to the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if he or she (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In the event it is determined that disclosure of Company trade secrets was not done in good faith pursuant to the above, the Participant may be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees. In addition, nothing herein shall prohibit the Participant from reporting a suspected violation of law to the appropriate governmental authority or entity.

(c)    Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Committee (or the Company), certify on a form acceptable to the Committee (or, if applicable, the Company) that he or she is in compliance with the terms and conditions of this Plan.

(d)    The Committee may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of a Participant’s relevant Awards or restricted Shares if the Committee determines, in its sole and absolute discretion, that (i) the Participant has materially violated any agreement between the Participant and the Company or one of its Affiliates, (ii) within six months after the termination of the Participant’s Continuous Service, the Participant has solicited any non-administrative employee of the Company to terminate employment with the Company, or (iii) during his or her Continuous Service, a Participant (A) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Committee in its sole and absolute discretion, is or is working to become competitive with the Company (or one of its Affiliates); (B) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (C) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.

(e)    Within ten (10) days after receiving notice from the Committee of any such activity described in Section 13(d) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased, the Company shall promptly refund, without earnings, an amount equal to the cash, if any, that the Participant paid for the Shares or, if the Fair Market Value of the Shares is less than the cash purchase price paid, promptly pay to the Participant the Fair Market Value of the returned Shares. Any payment by the Participant to the Company pursuant to this Section 13 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

(f)    Notwithstanding the foregoing provisions of this Section 13, the Committee has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Committee’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section 13 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(g)    If any provision within this Section 13 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section 13 shall not apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(h)    This Section 13 is supplemental to, and does not supersede, any other agreement between the Participant and the Company or any of its Affiliates.

14.	Recoupment of Awards.

(a)    Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award held by the Participant, if and to the extent—

(i)	the granting, vesting, or payment of an Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(ii)

in the Committee’s view the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate;

(iii)	a lower granting, vesting, or payment of an Award would have occurred based on the conduct described in the foregoing clauses (i) or (ii); or

(iv)	as required by Applicable Laws.

In each instance, the Committee may, to the extent practicable and allowable or required under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant. Notwithstanding any other provision of the Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

15.	Administration of this Plan.

(a)    General. The Committee shall administer this Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a Committee, the Board shall function as the Committee for all purposes of this Plan.

(b)    Committee Composition. The Board shall appoint the members of the Committee. Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees, and may authorize one or more executive officers to make Awards to Eligible Persons other than themselves, including establishing the terms and conditions of such Awards based upon the form of Awards authorized by the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. The Committee shall have the power to delegate to a subcommittee of the Board any of the administrative powers the Committee is authorized to exercise, subject to such resolutions, consistent with this Plan, as the Board may adopt from time to time.

(c)    Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(i)	to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)

to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including what type or combination of types of Awards shall be granted; any applicable exercise or purchase price; the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced; the circumstances for vesting acceleration or waiver of forfeiture restrictions; and other restrictions and limitations;

(iv)

to authorize, generally or in specific cases only, any adjustment in the exercise price, the vesting schedule, the number of Shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of Shares subject to the Option, or provide for a longer or shorter vesting or exercise period;

(v)	to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(vi)

to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, to correct any defect, omission or inconsistency in this Plan or any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan or an Award fully effective or as otherwise permitted pursuant to this Plan, and to prescribe, amend, and rescind rules and procedures relating to this Plan and its administration;

(vii)

to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(viii)

in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an Internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant through the use of such an automated system; and

(ix)	to make all determinations and to take all other actions that the Committee may consider necessary or desirable to administer the Plan or to effectuate its purposes.

(d)    Powers of the Company. Unless applicable law requires otherwise, all administrative and discretionary authority given to the Company under this Plan shall be exercised by the most senior human resources executive of the Company, or such other person or committee (including, without limitation, the Committee) as the Committee may designate from time to time.

(e)    Local Law Adjustments and Sub-plans.

(i)

To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or employed by the Company or any Affiliate outside of the United States as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Committee may adopt procedures or sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of Shares, as may be appropriate, required or applicable to particular locations and countries.

(ii)

Action by Committee. The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this subsection in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation Consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan, or by any Participant or Beneficiary.

(f)    Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms as it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations the Committee makes pursuant to this Plan shall be final, binding, and conclusive (subject only to the Committee’s inherent authority to change its determinations).    The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(g)    Any determination made by the Committee with respect to any provisions of this Plan may be made on an Award-by-Award basis; the Committee has no obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Awards, except as required by Applicable Law.

(h)    Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within 45 days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 120 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive and binding on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(i)    No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to this Plan, any Award, or any Award Agreement. The Company shall pay or reimburse any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(j)    Expenses. The Company shall bear the expenses of administering this Plan.

16.	Modification of Awards and Substitution of Options.

Within the limitations of this Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that this Plan would permit for a new Award. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless either (a) the Participant provides written consent to the modification, (b) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant, or (c) such modification is permitted by another Section of this Plan. Notwithstanding the foregoing, subject to the limitations of Applicable Law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an ISO or to bring the Award into compliance with Section 409A of the Code.

17.	Plan Amendment and Termination.

The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 12 above) unless such change is authorized by the stockholders of the Company to the extent required by Applicable Law. The Company will also obtain stockholder approval of any other Plan amendment to the extent necessary and desirable to comply with Applicable Laws. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s vested rights under an Award previously granted to him or her, unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Term of Plan.

Subject to obtaining stockholder approval pursuant to Section 1(d), the Plan will become effective upon the IPO Date. It will continue in effect until terminated under Section 17, but no ISOs may be granted after ten (10) years the earlier of Board approval of this Plan or the date on which the Company’s stockholders approve the Plan. No Awards shall be made under this Plan after its termination.

19.	Governing Law.

The terms of this Plan and all agreements hereunder shall be governed by the laws of the State of Delaware, without regard to the State’s conflict of laws rules.

20.	Laws and Regulations.

(a)    General Rules. This Plan, the granting of Awards, the exercise of Options and SARs, and the obligations of the Company and Committee hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Committee may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to this Plan (or notate such legend if Shares are in electronic or book-entry form).

(b)    Blackout Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with applicable securities laws or would adversely affect a public offering of securities by the Company.

(c)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates held by the Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company (or the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company or the Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d)    Severability; Blue Pencil. In the event that any provision(s) of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be affected thereby. If in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Any arbitrator shall have the same rights, powers, and authority.

21.	No Stockholder Rights.

Neither a Participant nor any transferee or Beneficiary of a Participant shall have any rights or status as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a stock certificate to such Participant, transferee, or

Beneficiary for such Shares in accordance with the Company’s governing instruments and Applicable Law, and if Shares are not certificated, the date the Company’s records are updated to reflect the Participant’s (or transferee’s or Beneficiary’s) status as a stockholder with respect to the Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares or Restricted Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award (unless otherwise provided in the Award Agreement for Restricted Shares), notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan or an Award Agreement.

22.	No Obligation to Notify.

The Company and the Committee shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company and the Committee shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Notwithstanding the foregoing, the Company shall take reasonable steps to notify the applicable Participants holding then outstanding Awards regarding the occurrence of a Change in Control pursuant to which outstanding Awards shall be cancelled for no consideration, and such notice shall be provided at least five (5) business days prior to the occurrence of the Change in Control (or such shorter period as the Committee may determine is reasonable in its sole discretion taking into account the potential need for confidentiality with respect to a Change in Control). For purposes of the foregoing, the Company providing notice via e-mail to (a) a Participant’s Company email address for Participants who are then in Continuous Service who have a Company email address, or (b) the personal email address in the Company’s personnel records for a Participant no longer in Continuous Service (or who does not have a Company email address) shall be deemed to be reasonable steps to notify a Participant on the part of the Company.

23.	Miscellaneous.

(a)    Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Awards. Unless otherwise determined by the Board, corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. If a Participant does not sign his or her Award Agreement and return an executed copy as directed by the Committee within 30 days of delivery of the Award Agreement to the Participant, or within such longer period as the Committee may determine, then the offer of the Award shall terminate and the Company shall be under no obligation to make any further or replacement Award.

(c)    Share Replacement. Unless prohibited by Applicable Law, the Company may substitute any consideration in lieu of providing Shares to a Participant on the exercise of an Option, or SAR, or the vesting of an RSU, to the extent such consideration is equal to the Fair Market Value of the Shares the Participant otherwise would receive.

24.	DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements as shall be in place from time to time under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any governmental authority, whether of the United States, any other country, and any provincial, state, or local subdivision, that relate to the administration of equity plans or equity awards or the issuance of securities, as well as any applicable Exchange rules or regulations.

“Award” means any award made, in writing or by an electronic medium, pursuant to this Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, or Dividend Equivalent Rights, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document (including in any electronic medium) setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficial Owner” shall have the meaning attributed thereto in the Exchange Act.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” has the same meaning as set forth in any unexpired written employment agreement or independent contractor agreement between the Company and the Participant or, in the absence of any such agreements, as set forth in the Participant’s Award Agreement. If no alternative definitions for “Cause” exist in a Participant’s contracts with the Company, “Cause”

means that the Company determines in its reasonable discretion that any of the following situations gave rise to a Participant’s termination from Continuous Service: (i) the Participant committed, was convicted, or pled no contest or any similar plea to a misdemeanor involving acts of dishonesty or breach of fiduciary duty or any felony, (ii) the Participant willfully failed to substantially perform his or her duties and responsibilities to the Company or deliberately violated a Company policy; (iii) the Participant committed any act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iv) without authorization, the Participant used or disclosed any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) the Participant breached any of his or her material obligations under any written agreement with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or other service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. Furthermore, a Participant’s Continuous Service shall be deemed to have terminated for Cause within the meaning hereof if, at any time (whether before, on, or after termination of the Participant’s Continuous Service), facts or circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the IPO Date:

(i)

Acquisition of Controlling Interest. Any Person (other than Persons who are Employees or service providers at any time more than one year before a transaction) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; provided that the foregoing shall exclude any bona fide sale of securities of the Company by the Company to one or more third parties for purposes of raising capital. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii)

Merger. The Company consummates a merger or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees or service providers at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(iii)	Sale of Assets. The Company consummates a sale or disposition of all, or substantially all, of the Company’s assets.

(iv)	Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (I) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (II) any Person who was a Beneficial Owner, directly or indirectly, of securities in the Company representing more than 50% acquires additional securities in the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor; provided that the term “Committee” means (i) the Board when acting at any time in lieu of the Committee and (ii) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3. The mere fact that a Committee member shall fail to qualify as a “non-employee director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee which Award is otherwise validly made under this Plan.

“Common Stock” means common stock, $0.001 par value per share, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 12), the Shares resulting from such a change in the common stock shall be deemed to be Common Stock within the meaning of this Plan.

“Company” means AvidXchange Holdings, Inc., a Delaware corporation or any successor corporation thereto.

“Conditions” has the meaning set forth in Section 13(a).

“Confidentiality Agreement” has the meaning set forth in Section 13(a).

“Consultant” means any natural person (other than an Employee or Director), including an advisor, who provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parent, if such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Data” has the meaning set forth in Section 20(c).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means (a) for an ISO, that the Participant is disabled within the meaning of Code Section 22(e)(3), and (b) for other Awards, a physical or mental condition under which the Participant is receiving benefits under the Company’s long-term disability plan applicable to such Participant, and in the absence of such a plan that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Rights” means Awards pursuant to Section 9 of the Plan, which may be attached to other Awards.

“Eligible Persons” has the meaning set forth in Section 1(b).

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes or, if in a jurisdiction that does not have employment taxes, any person whom the Company or any Affiliate classifies as an employee (including an officer), in either case whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means the New York Stock Exchange, other national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or other automated quotation system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means for purposes of this Plan and unless otherwise determined or provided by the Committee in the circumstances:

(i)

If the Shares are listed or admitted to trade on an Exchange, the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Shares were made on the Exchange on that date, the closing price of Shares as reported on said composite tape for the next preceding day on which sales of Shares were made on the Exchange. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of Shares as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of Shares as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(i)

If Shares are not listed or admitted to trade on an Exchange, the Fair Market Value shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances; provided that, if so determined by the Committee, Fair Market Value shall be determined pursuant to a valuation of the Company by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code as of a date that is no more than 12 months before the date of grant of the Award or another methodology for determining fair market value that complies with Section 409A of the Code.

The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Awards (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date). Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be final, binding and conclusive on all persons with respect to Awards granted under this Plan.

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practicable thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. “Immediate Family” also shall include a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, any other entity in which these persons (or the Participant) own more than 50% of the voting interests, and any person sharing the Participant’s household (other than a tenant or employee).

“IPO Date” means date of the underwriting agreement between the Company and the underwriters managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

“ISO” means an Option that qualifies for favorable income tax treatment under Code Section 422 and is specifically designated as an incentive stock option in an Award Agreement.

“Non-ISO” means an Option not specifically designated as an ISO in an Award Agreement or not otherwise qualifying as an ISO.

“Option” means any right to buy Shares that is granted to a Participant pursuant to Section 5.

“Participant” means an Eligible Person who has an Award.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” has the meaning set forth in Section 1(a).

“Prior Plan” means each of the Company’s 2010 Stock Option Plan, 2017 Amendment and Restatement of the 2010 Stock Option Plan and 2020 Equity Incentive Plan.

“Recapture” has the meaning set forth in Section 13(a).

“Recoupment” has the meaning set forth in Section 13(h).

“Rescission” has the meaning set forth in Section 13(a).

“Reimbursement” has the meaning set forth in Section 13(h).

“Reporting Person” means an Employee, Director, or Consultant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share awarded with restrictions imposed under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Shares or cash upon the lapse of restrictions imposed under Section 7.

“Returning Shares” means Shares subject to outstanding stock awards granted under a Prior Plan and that following the IPO Date: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such Shares; (iv) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (v) are withheld or reacquired to satisfy a tax withholding obligation.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Section 409A Award” has the meaning set forth in Section 5(a)(i).

“Share” means a share of Common Stock of the Company, as adjusted in accordance with Section 13 of this Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively).

“Successor Company” has the meaning set forth in Section 12(c).

“Termination” has the meaning set forth in Section 13(a).

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 7 of this Plan, and not subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.

“U.S. Taxpayer” means an Eligible Person who is subject to U.S. taxation.

“Withholding Taxes” means the aggregate amount of federal, state, local and foreign income, social insurance, payroll, and other taxes that the Company and any Affiliates are required or permitted to withhold in connection with any Award.

AVIDXCHANGE HOLDINGS, INC.

STOCK OPTION GRANT NOTICE

(2021 LONG-TERM INCENTIVE PLAN)

AvidXchange Holdings, Inc. (the “Company”), pursuant to its 2021 Long-Term Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Option Agreement, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein, but defined in the Plan or the Stock Option Agreement, shall have the meanings set forth in the Plan or the Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant: [ISO] OR [Non-ISO]

Exercise and Vesting Schedule: Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[                    ].

Notwithstanding the foregoing, vesting shall terminate upon the Optionholder’s termination of Continuous Service.

Optionholder Acknowledgements: By your signature below, or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•

The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Stock Option Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised, except in a writing signed by you and a duly authorized officer of the Company.

•

If the Option is an ISO, it (plus other outstanding ISOs granted to you) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Non-ISO.

•

You consent to receive this Grant Notice, the Stock Option Agreement, the Plan, the prospectus prepared for the Plan (the “Prospectus”) and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•

You have read and are familiar with the provisions of the Plan, the Stock Option Agreement, and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject, with the exception of other equity awards previously granted to you and any

•

written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Option.

•

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with applicable law) or other transmission method, and any counterpart so delivered, will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

AVIDXCHANGE HOLDINGS, INC.	OPTIONHOLDER:

By:
Signature	Signature

Title:	Date:

Date:

AVIDXCHANGE HOLDINGS, INC.

2021 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

As reflected by your Stock Option Grant Notice (“Grant Notice”) AvidXchange Holdings, Inc., (the “Company”) has granted you an option under its 2021 Long-Term Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement, but defined in the Grant Notice or the Plan, shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1.    GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan. Your Option is further subject to all interpretations, amendments, rules and regulations, which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.    EXERCISE.

(a)    You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b)    To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i)    cash or check payable to the Company (in U.S. dollars);

(ii)    subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in the Plan, if at the time of exercise the Common Stock is publicly traded;

(iii)    subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in the Plan; or

(iv)    subject to Company and/or Committee consent at the time of exercise, if the Option is a Non-ISO, by a “net exercise” arrangement as further described in the Plan.

3.    TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)    immediately upon the termination of your Continuous Service for Cause;

(b)    three months after the termination of your Continuous Service for any reason other than Cause, you become Disabled or death;

(c)    12 months after the termination of your Continuous Service if you become Disabled;

(d)    12 months after your death if you die during your Continuous Service;

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(e)    immediately upon a Change in Control if the Board has determined that the Option will terminate in connection with a Change in Control,

(f)    the Expiration Date indicated in your Grant Notice; or

(g)    the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) 12 months after your death, (ii) upon any termination of the Option in connection with a Change in Control, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the 10th anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in the Plan.

To obtain the federal income tax advantages associated with an ISO, the Code requires that at all times beginning on the date of grant of your Option, and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or if you become Disabled. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an ISO if you exercise your Option more than three months after the date your employment terminates.

4.    WITHHOLDING OBLIGATIONS.

(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items associated with the grant, vesting or exercise of the Option or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Common Stock pursuant to such exercise, the subsequent sale of shares of Common Stock, and the payment of any dividends on the shares; and (ii) do not commit to, and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by one or a combination of the following methods: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding from the proceeds of the sale of shares of Common Stock issued upon exercise of the Option (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company, or by means of the Company acting as your agent to sell sufficient shares of Common Stock for the proceeds to settle such withholding requirements, on your behalf pursuant to this authorization without further consent); (iv) withholding shares of Common Stock otherwise issuable to you upon the exercise of the Option, provided that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company or the Service Recipient, you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

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(c)    The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case, you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.

(d)    You acknowledge that you may not be able to exercise your Option, even though the Option is vested, and that the Company shall have no obligation to issue shares of Common Stock, in each case, unless, and until you have fully satisfied any applicable Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the Option.

5.    ISO DISPOSITION REQUIREMENT. If your option is an ISO, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Common Stock are transferred upon exercise of your option.

6.    TRANSFERABILITY. Except as otherwise provided in the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.

7.    CHANGE IN CONTROL. Your Option is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8.    NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option, and have either done so, or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A, only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service, and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

9.    SEVERABILITY. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid, will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible, while remaining lawful and valid.

10.    INDEBTEDNESS TO THE COMPANY. In the event that you have any loans, draws, advances or any other indebtedness owing to the Company at the time of exercise of all or a portion of the Option, the Company may deduct and not deliver that number of shares of Common Stock with a Fair Market Value subject to the Option equal to such indebtedness to satisfy all or a portion of such indebtedness, to the extent permitted by law and in a manner consistent with Section 409A of the Code, if applicable.

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11.    OTHER DOCUMENTS. You hereby acknowledge receipt of, or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s insider trading policy.

12.    QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences, please see the Prospectus.

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AVIDXCHANGE HOLDINGS, INC.

RSU AWARD GRANT NOTICE

(2021 LONG-TERM INCENTIVE PLAN)

AvidXchange Holdings, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Long-Term Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule: [                                                                                                                          ].

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit, which vests at the time set forth in Section 5 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

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The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

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You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the prospectus prepared for the Plan (the “Prospectus”). In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

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The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

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Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with applicable law) or other transmission method, and any counterpart so delivered, will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

AVIDXCHANGE HOLDINGS, INC.	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

AVIDXCHANGE HOLDINGS, INC.

2021 LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT (RSU AWARD)

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”), AvidXchange Holdings, Inc. (the “Company”) has granted you an RSU Award under its 2021 Long-Term Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1.    GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.    GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3.    DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4.    WITHHOLDING OBLIGATIONS.

(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for

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an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

(c)    The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.

(d)    You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award.

5.    DATE OF ISSUANCE.

(a)    The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)    either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including, but not limited to, a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling

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shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).

6.    TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

7.    CHANGE IN CONTROL. Your RSU Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8.    NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

9.    SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.    OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s insider trading policy.

11.    QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

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